Exhibit 99.1

BIODEL REPORTS FOURTH QUARTER FISCAL YEAR 2014 FINANCIAL RESULTS

Conference Call and Audio Webcast to be Held Today, December 17, at 5:00 p.m. ET

DANBURY, Conn., December 17, 2014 (GLOBE NEWSWIRE) - Biodel Inc. (Nasdaq: BIOD) today reported financial results for the fourth fiscal quarter ended September 30, 2014.

Portfolio highlights since last fiscal quarter:

•

Initiated Phase 1 proof of concept study in the Glucagon Emergency Management (GEM) Program to compare the pharmacokinetic and pharmacodynamic properties of BIOD-961 to two marketed glucagon products; top line data announcement planned for first calendar quarter 2015

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Received feedback and guidance from FDA on pivotal trial design and toxicology requirements in support of NDA filing for BIOD-531; plans underway to initiate pre-clinical development studies required to initiate pivotal trials and Phase 2b multi-dose study in patients with type 2 diabetes  in first half 2015

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Completed the clinical portion of Study 3-151, a Phase 2a clinical trial comparing Biodel's proprietary concentrated insulin formulation BIOD-531 to Humalog® Mix 75/25 and Humulin®  R U-500 in patients with type 2 diabetes with severe insulin resistance; announcement of top line data planned for early January

•

Successfully defended ultra-rapid-acting insulin formulation technology in European Patent Office opposition proceedings

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Presented two abstracts on data from human and animal studies with BIOD-531 at the European Association for the Study of Diabetes (EASD) meeting in Vienna, Austria, September 16-19, 2014

Dr. Errol De Souza, president and chief executive officer of Biodel, stated: “We have made good progress in achieving significant milestones in all of our programs this quarter.   Based on the previously announced Phase 2a meal study demonstrating superiority of BIOD-531 versus Humalog ® Mix in type 2 diabetes patients with moderate insulin resistance and recent feedback received from the FDA on pivotal trial design, we are initiating studies to complete the toxicology and chemistry, manufacturing and controls requirements for pivotal trials while at the same time initiating a multi-dose, Phase 2b trial comparing BIOD-531 to Humalog ® Mix 75/25 in type 2 diabetes patients with moderate insulin resistance.  We continue to advance the GEM program with the initiation of the Phase 1 proof of concept study which will allow us to select

Exhibit 99.1

the appropriate comparator for pivotal trials while our partner, Unilife, manufactures the molds necessary for production and delivery to Biodel of registration lots.  We look forward to reporting top line data from Study 3-151 early next month and reporting top line results of the Phase 1 proof-of-concept GEM study and the initiation of the Phase 2b BIOD-531 study in the first half of 2015.”

Fourth Quarter Financial Results

Biodel reported a net loss of $2.3 million and $14.1 million, or $0.10 and $0.66 per share, for the quarter and year ended September 30, 2014, respectively.  These results compare to a net loss of $0.8 million and $19.3 million, or $0.04 and $1.24 per share, for the quarter and year ended September 30, 2013, respectively.

Biodel did not recognize any revenue during the quarter and year ended September 30, 2014 or 2013.

At September 30, 2014, Biodel had cash and cash equivalents of $24.6 million and 23.1 million shares of common stock outstanding.

Conference Call and Webcast Information

Biodel's senior management will host a conference call on December 17, 2014 beginning at 5:00 p.m. Eastern Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 407-7181 (United States) or +1 (201) 689-8047 (international). To access the call by live audio webcast, please log on to the investor section of the company's website at www.biodel.com. An archived version of the audio webcast will be available on Biodel's website. Interested parties may also access an audio replay by dialing (877) 660-6853 (US) (201) 612-7415 (International) and entering conference ID number 13597555.

Exhibit 99.1

About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes that may be safer, more effective and more convenient for patients. Biodel's product candidates are developed by applying proprietary technologies to existing drugs in order to improve their therapeutic profiles. More information about Biodel is available at www.biodel.com.

Exhibit 99.1

Biodel Inc.

Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	September 30,
	2013	2014
ASSETS
Current:
Cash and cash equivalents	$39,781	$24,588

Taxes receivable	6	5
Grant receivable	26	—

Prepaid and other assets	264	311
Total current assets	40,077	24,904
Property and equipment, net	1,031	481
Intellectual property, net	43	40

Total asset	$41,151	$25,425
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$246	$172
Accrued expenses:
Clinical trial expenses	181	214
Payroll and related	1,139	958
Accounting and legal fees	226	131
Severance	255	—
Other	319	141
Income taxes payable	75	—
Total current liabilities	2,441	1,616
Common stock warrant liability	6,121	1,014
Severance payable, long term portion	26	—
Total liabilities	8,588	2,630
Commitments
Stockholders’ equity:
Convertible preferred stock, $.01 par value; 50,000,000 shares authorized, 1,950,000 and 1,950,000 issued and outstanding	19	19
Common stock, $.01 par value; 62,500,000 shares authorized; 21,070,824 and 23,079,543 issued and outstanding, respectively	211	231
Additional paid-in capital	247,761	252,104
Accumulated deficit	(215,428)	(229,559)
Total stockholders’ equity	32,563	22,795
Total liabilities and stockholders’ equity	$41,151	$25,425

Exhibit 99.1

Biodel Inc.

Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	September 30,
	2013	2014
Revenue	$—	$—
Operating expenses:
Research and development	14,296	14,194
Government grants	(546)	(531)
General and administrative	6,843	5,598
Total operating expenses	20,593	19,261
Other (income):
Interest and other income	(56)	(49)
Adjustments to fair value of common stock warrant liability	(1,217)	(5,107)
Loss before tax provision	(19,320)	(14,105)
Tax provision	15	26
Net loss	$(19,335)	$(14,131)
Net loss per share — basic and diluted	$(1.24)	$(0.66)
Weighted average shares outstanding — basic and diluted	15,650,538	21,404,258

Exhibit 99.1

Safe-Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about future activities related to the clinical development plans for Biodel's product candidates, potential timing, design and outcomes of clinical trials and Biodel's ability to develop and commercialize its product candidates. Forward-looking statements represent Biodel's management's judgment regarding future events. All statements, other than statements of historical facts, including statements regarding Biodel's strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Biodel's forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to, the progress, timing or success of Biodel's research and development and clinical programs for Biodel's product candidates; Biodel's ability to conduct the development work necessary to finalize the formulation and design of Biodel's auto-reconstitution glucagon rescue product candidate, as well as the preclinical studies, clinical trials and manufacturing activities necessary to support the filing of a new drug application, or NDA, to the U.S. Food and Drug Administration, or FDA, for that product candidate; Biodel's ability to engage a strategic partner in the further development of Biodel's prandial ultra-rapid-acting insulin formulations, including BIOD-531, which uses regular human insulin, or RHI, as the active pharmaceutical ingredient, and Biodel's insulin analog-based formulations; the success of Biodel's formulation development work to improve the stability of Biodel's newer ultra-rapid-acting insulin analog-based formulations while maintaining the pharmacokinetic and injection site toleration characteristics associated with earlier formulations; the results of Biodel's real-time stability programs for Biodel's RHI-, insulin analog- and glucagon-based product candidates, including the reproducibility of earlier, smaller scale, stability studies and Biodel's ability to accurately project long term stability on the basis of accelerated testing; Biodel's ability to accurately anticipate technical challenges that the company may face in the development of Biodel's ultra-rapid-acting RHI- and insulin analog-based product candidates or Biodel's glucagon rescue product candidates; Biodel's ability to secure approval by the FDA for Biodel's product candidates under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act; Biodel's ability to enter into collaboration arrangements for the commercialization of Biodel's product candidates and the success or failure of any such collaborations into which the company enters, or Biodel's ability to commercialize its product candidates on its own; Biodel's ability to enforce Biodel's patents for Biodel's product candidates and Biodel's ability to secure additional patents for Biodel's product candidates; and other factors identified in our most recent report on Form 10-Q for the quarter ended December 31, 2013. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.

Exhibit 99.1

BIOD-G

CONTACT: John Graziano, +1 (646) 378 2942

SOURCE Biodel Inc.

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